Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of UAP Holding Corp. on Form S-1 of our report dated May 13, 2004 (November 17, 2004 as to Note 15) (which report expresses an unqualified opinion and includes an explanatory paragraph related to a change in method of accounting for goodwill and other intangible assets in 2003) related to the consolidated financial statements of UAP Holding Corp. as of February 22, 2004 and for the thirteen weeks ended February 22, 2004 and the combined financial statements of the ConAgra Agricultural Products Business as of February 23, 2003 and for the thirty-nine weeks ended November 23, 2003 and the fiscal years ended February 23, 2003 and February 24, 2002, appearing in Amendment No. 6 to Registration Statement No. 333-114278, and to the reference to us under the heading “Experts” in Amendment No. 6 to Registration Statement No. 333-114278, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska

November 22, 2004